EXHIBIT 23.5

INDEPENDENT AUDITORS’ CONSENT

         We consent to the incorporation of our report dated February 11, 2001, on the financial statements of Komtel Gesellschaft für Kommunikations- und Informationsdienste mbH as of December 31, 2000, and for the nine months ended December 31, 2000 appearing in the Registration Statement on Form F-4 of Versatel Telecom International NV.

Flensburg/Germany,

October 12, 2001

BDO Nordwestdeutsche Treuhand
Gesellschaft mit beschränkter Haftung
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

/s/ Marquardsen Marquardsen Wirtschaftsprüfer	/s/ Karsten Karsten Wirtschaftsprüfer